Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Shell Midstream Partners, L.P.’s Registration Statement Nos. 333-228146 and 333-228144 on Form S-3 of our report dated February 17, 2017, relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C. for the year ended December 31, 2016, appearing in this Annual Report on Form 10-K of Shell Midstream Partners, L.P., for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Houston, Texas
February 21, 2019